                                    FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                        PURSUANT TO SECTION 12(b) OR (g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                              METRO NETWORKS, INC.
                              --------------------

             (Exact name of registrant as specified in its charter)

                      Delaware                        76-0505148
                      --------                        ----------
             (State of incorporation or            (I.R.S. Employer
                    organization)                Identification No.)


               2800 Post Oak Boulevard
                     Suite 4000                         77056
                   Houston, Texas                       -----
                   --------------                    (Zip Code)
                (Address of principal
                 executive offices)


Securities to be registered pursuant to Section 12(b) of the Act:

                                NONE

Securities to be registered pursuant to Section 12(g) of the Act:

                            Common Stock,
                           par value $.001
                           (Title of class)

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 ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

          The description of the securities to be registered hereunder by Metro Networks, Inc., a Delaware corporation ("Registrant") is set forth under the caption "Description of Capital Stock - Common Stock" in the Registrant's Registration Statement on Form S-1 (Registration No. 333-6311), and is hereby incorporated herein by reference thereto.




ITEM 2.   EXHIBITS.

Exhibit
Number                   Description
------                   -----------

*  1.1    Form of Common Stock certificate representing shares of Common Stock
          (Exhibit 4.1 to Registration Statement on Form S-1, Registration
          No. 333-6311).

*  2.1    Form of Amended and Restated Certificate of Incorporation of
          Registrant (Exhibit 3.2 to Registration Statement on Form S-1, Registration No. 333-6311).

*  2.2    Form of Amended and Restated By-laws of Registrant (Exhibit 3.4 to
          Registration Statement on Form S-1, Registration No. 333-6311).




_______________________

*    Incorporated herein by reference pursuant to Rule 12b-32.

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                                    SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                              METRO NETWORKS, INC.



                              By:  /s/ DAVID I. SAPERSTEIN
                                   ----------------------------
                                   David I. Saperstein
                                   Chairman and Chief Executive Officer



Date:  October 16, 1996